Exhibit 99.1
Windstream announces preliminary second-quarter 2020 results

Release date: July 21, 2020

LITTLE ROCK, Ark. - Windstream Holdings, Inc., a leading provider of advanced network communications and technology solutions, announced today certain preliminary financial results for the second quarter of 2020.

For the three months ended June 30, 2020, the company’s total revenues and sales were $1.185 billion, operating income was $24.8 million and Adjusted OIBDAR was $424 million, representing the third consecutive quarter of sequential growth in Adjusted OIBDAR as total cash operating costs fell by 9 percent year-over-year. Adjusted OIBDAR margin was 35.8 percent, an increase of 80 basis points year-over-year and an increase of 60 basis points sequentially.

Adjusted OIBDAR excludes approximately $4.5 million in COVID-19 related costs, which primarily consisted of pay premiums for Kinetic field technicians. Inclusive of the COVID-19 related costs, Windstream’s Adjusted OIBDAR was $420 million, down slightly sequentially, with an adjusted margin of 35.4 percent.

As previously reported, the company added more than 22,000 Kinetic broadband subscribers during the second quarter, representing the company’s highest quarterly net add growth in over a decade.

For the first six months of the year, Kinetic added over 40,000 net new broadband subscribers, surpassing the company’s previous full-year guidance of 40,000 new broadband subscribers. As a result, the company is increasing its 2020 full-year guidance to 60,000 net broadband subscribers.

Kinetic high-speed data revenues have now grown for two consecutive quarters. As a result, Kinetic’s total consumer revenues also grew sequentially and Kinetic service revenues reached $502 million during the quarter. Kinetic segment contribution margin of $291 million in the quarter includes the COVID-19 costs incurred.

Enterprise service revenues were $577 million in the quarter as strategic revenues reached 15 percent of total Enterprise service revenues during the quarter, an increase of 24 percent year-over-year. Enterprise segment contribution margin was 20.4 percent, essentially flat year-over-year and up 150 basis points sequentially.

Wholesale service revenues totaled $86 million in the quarter and segment contribution margin was $62 million, essentially unchanged from the first quarter of 2020.

Windstream will release full second-quarter financial results at 7:30 a.m. CDT Thursday, July 30.

Management also will provide pre-recorded remarks on the company’s results. The remarks will be available via webcast at 7:30 a.m. CDT July 30 on the company’s investor relations website at investor.windstream.com. Financial, statistical and other information related to the remarks also will be posted on the site.

The company’s financial and operating results for the second quarter of 2020 have not been finalized and remain subject to change, and the information set forth herein is preliminary and unaudited. In preparing this information, management made a number of complex and subjective judgments and estimates about the appropriateness of certain reported amounts and disclosures. Our actual financial and operating results for the second quarter of 2020 have not yet been finalized by management. The results presented in this release are not a comprehensive statement of all financial results as of and for the second quarter of 2020. We are required to consider all available information through the finalization of our financial statements and their possible impact on our financial condition and results of operations for the period, including the impact of such information on the complex judgments and estimates referred to above. As a result, subsequent information or events may lead to material differences between the information about the results described herein and the results that will be described in our subsequent quarterly report on Form 10-Q. Accordingly, you should not place undue reliance on these preliminary results.

About Windstream

Windstream Holdings, Inc., is a leading provider of advanced network communications and technology solutions. Windstream provides data networking, core transport, security, unified communications and managed services to mid-market, enterprise and wholesale customers across the U.S. The company also offers broadband, entertainment and security services for consumers and small and medium-sized businesses primarily in rural areas in 18 states. Services are delivered over multiple network platforms including a nationwide IP network, our proprietary cloud core architecture and on a local and long-haul fiber network spanning approximately 164,000 miles. Additional information is available at windstream.com or windstreamenterprise.com. Please visit our newsroom at news.windstream.com or follow us on Twitter at @Windstream.

Non-GAAP Financial Measures and Key metrics

We define Adjusted OIBDAR as operating income (loss) before depreciation and amortization and goodwill impairment, excluding straight-line expense under the contractual arrangement with Uniti, share-based compensation expense, restructuring and other charges. Adjusted OIBDA is Adjusted OIBDAR after the annual cash payment due under the contractual arrangement with Uniti. Management considers Adjusted OIBDAR and Adjusted OIBDA to be useful to investors as we believe it provides for comparability and evaluation of our ongoing operating performance and trends by excluding the impact of non-cash depreciation and amortization from capital investments and non-cash goodwill impairment charges, which are not indicative of our ongoing operating performance. Management’s purpose for including these measures is to provide investors with measures of performance that management uses in evaluating the performance of the business. These non-GAAP measures should not be considered in isolation or as a substitute for measures of financial performance reported under GAAP.

Following this release is a reconciliation of operating (loss) income to Adjusted OIBDAR to Adjusted OIBDA.

Cautionary Statement Regarding Forward Looking Statements

This release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements are based on certain assumptions based on management's views, estimates, beliefs as of the time of these statements regarding future events and results. When used in this release, words such as “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “strategy,” “future” or their negatives or other words that convey the uncertainty of future events or outcomes, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Forward-looking statements involve uncertainties and are subject to many risks and variables. Actual future events may differ materially from those expressed in these forward-looking statements as a result of a number of factors related to our Chapter 11 cases, which are set forth in our risk factors described in our 2019 Annual Report on Form 10-K and 2020 First Quarterly Report on Form 10-Q available at the SEC’s website at www.sec.gov. Although we believe our forward-looking statements are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (partially or in full) or will prove to have been correct. In light of the above, the events anticipated by our forward-looking statements may not occur, and, if any of such events do, we may not have correctly anticipated timing or the extent of their impact. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

-end-

Media Contact:
David Avery, 501-748-5876
david.avery@windstream.com

Investor Contact:
Chris King, 704-319-1025
christopher.c.king@windstream.com

WINDSTREAM HOLDINGS, INC.
UNAUDITED ADJUSTED RESULTS OF OPERATIONS (NON-GAAP)
QUARTERLY SUPPLEMENTAL INFORMATION
for the quarterly periods in the years 2019 and 2020
(In millions)
	2019				2019	2020
FINANCIAL RESULTS:	Q1	Q2	Q3	Q4	YE	Q1	Q2

Revenue
Kinetic	$513.6	$508.7	$506.2	$503.3	$2,031.8	$504.8	$501.8
Enterprise	696.0	673.4	649.9	622.9	2,642.2	589.7	577.3
Wholesale	92.6	88.1	85.6	83.3	349.6	84.4	85.5
Segment Service Revenue	1,302.2	1,270.2	1,241.7	1,209.5	5,023.6	1,178.9	1,164.6
Product/Fiber Sales	18.4	16.3	28.4	28.7	91.8	22.0	20.7
Total Revenue and Sales	$1,320.6	$1,286.5	$1,270.1	$1,238.2	$5,115.4	$1,200.9	$1,185.3

Contribution Margin
Kinetic	$308.8	$303.3	$286.6	$290.4	$1,189.1	$301.8	$290.5
Enterprise	132.6	139.2	126.2	121.4	519.4	113.1	118.9
Wholesale	62.7	65.0	65.8	67.3	260.8	62.4	62.0
Segment Contribution Margin	504.1	507.5	478.6	479.1	1,969.3	477.3	471.4
Shared Expenses	57.3	57.1	55.3	56.6	226.3	54.4	51.6

Adjusted OIBDAR(1) (2) (3)	446.8	450.4	423.3	422.5	1,743.0	422.9	419.8

COVID-19 Incremental Expenses (4)	—	—	—	—	—	—	4.5

Adjusted OIBDAR excluding COVID-19 Incremental Expenses (1) (2) (3) (4)	$446.8	$450.4	$423.3	$422.5	$1,743.0	$422.9	$424.3

Adjusted OIBDAR Margin %	33.8%	35.0%	33.3%	34.1%	34.1%	35.2%	35.4%

Adjusted OIBDAR Margin %, excluding COVID-19 Incremental Expenses	33.8%	35.0%	33.3%	34.1%	34.1%	35.2%	35.8%

Segment Contribution Margin %
Kinetic	59.2%	58.7%	55.0%	56.3%	57.3%	58.2%	56.3%
Enterprise	18.8%	20.4%	19.1%	19.2%	19.4%	18.9%	20.4%
Wholesale	67.7%	73.8%	73.0%	73.6%	72.0%	73.3%	71.5%
(1) Adjusted OIBDAR is adjusted OIBDA before the annual cash payment due under the Uniti arrangement

(2) Adjusted OIBDA is operating income (loss) before depreciation and amortization and goodwill impairment, excluding expense associated with the arrangement with Uniti, pension expense, share-based compensation expense, restructuring and other charges.

(3) Margins are calculated by dividing the respective profitability measures by total revenues and sales.
(4) Includes COVID-19 costs incurred in 2Q2020 of $4.5 million, which were almost entirely incurred by Kinetic.

WINDSTREAM HOLDINGS, INC.
UNAUDITED ADJUSTED CONSOLIDATED RESULTS (NON-GAAP)
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
for the quarterly periods in the years 2019 and 2020
(In millions)
	2019				2019	2020
	Q1	Q2	Q3	Q4	YE	Q1	Q2
Reconciliation of Operating (loss) income per GAAP to Adjusted OIBDA:
Operating (loss) income per GAAP	$(2,381.3)	$(422.9)	$(34.5)	$(38.8)	$(2,877.5)	$14.1	$24.8
Depreciation and amortization	271.5	276.0	262.2	258.5	1,068.2	232.6	219.9
Goodwill impairment	2,339.0	373.3	—	—	2,712.3	—	—
OIBDA	229.2	226.4	227.7	219.7	903.0	246.7	244.7
Adjustments:
Straight-line expense under contractual arrangement with Uniti	168.8	168.9	168.8	168.7	675.2	168.8	168.3
Restructuring and other charges	15.1	6.9	3.4	11.4	36.8	6.4	5.6
Other costs	31.7	49.9	22.4	21.3	125.3	0.4	0.8
Share-based compensation	2.0	(1.7)	1.0	1.4	2.7	0.6	0.4
Adjusted OIBDAR	446.8	450.4	423.3	422.5	1,743.0	422.9	419.8
Cash payment under contractual arrangement with Uniti	164.2	164.7	165.0	165.0	658.9	165.0	165.6
Adjusted OIBDA	$282.6	$285.7	$258.3	$257.5	$1,084.1	$257.9	$254.2